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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): April 17, 2012

                                Aehr Test Systems
             (Exact name of Registrant as specified in its charter)

          California                    000-22893             94-2424084
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               400 Kato Terrace
                           Fremont, California 94539
         (Address of principal executive offices, including zip code)

                                 510-623-9400
             (Registrant's telephone number, including area code)

                                     N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01.  OTHER EVENTS.

       On April 17, 2012, the Nasdaq Stock Market ("NASDAQ") notified Aehr Test Systems (the "Company"), that the Company had regained compliance with the $1.00 minimum bid price requirement, as required by Listing Rule 5550(a)(2)(the "Minimum Bid Price Rule").

       On November 2, 2011, the Company received a letter from the NASDAQ Listing Qualifications Department indicating that the Company had failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days, as required by the Minimum Bid Price Rule. As of April 16, 2012, the Company's Common Stock had been at $1.00 per share or greater for at least ten consecutive business days, which brings the Company back into compliance with the Minimum Bid Price Rule. Accordingly, NASDAQ has informed the Company that it has regained compliance with the Minimum Bid Price Rule.


       A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1 of this Current Report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

        (d)  Exhibits.

             Exhibit No.    Description
             -----------    -----------
             99.1           Press Release of Aehr Test Systems dated
                            April 17, 2012 entitled "Aehr Test Systems
                            Regains Compliance with Nasdaq Minimum
                            Bid Price Rule."




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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Aehr Test Systems
                                                  (Registrant)
Date:  April 17, 2012
                                          By:   /S/ GARY L. LARSON
                                               -------------------------
                                               Gary L. Larson
                                               Vice President of Finance and
                                               Chief Financial Officer